UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: April 21, 2015
(Date of earliest event reported)

BIOLOG, INC.
(Exact name of registrant as specified in its charter)

Utah --------------------------------	000-53696 --------------------------------	87-0279370 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Colonial Avenue
Albany, New York 12203
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(Address of principal executive offices) (Zip Code)

(701) 388-9990
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(Registrant’s telephone no., including area code)

123 Parker Avenue, Liverpool, NY 13088
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01                      Changes in Control of Registrant.

On April 21, 2015 a change in control of the Registrant took place when Joseph C. Passalaqua sold his Twenty Five Million Six Thousand Nine Hundred Thirty (25,006,930) common stock that were never registered in any Registration Statement under the Securities Act of 1933 with the U.S. Securities and Exchange Commission as amended out of a total of Forty Million Four Hundred Thirty Six Thousand Seven Hundred Forty (40,436,740) shares of common stock issued and outstanding as of the date hereof to Gerald Fay (the "Control Shares") an indivdual unrelated to Mr. Passalaqua.

Item 5.02                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 21, 2015 the Common Stock Purchase Agreement from Joseph C. Pasalaqua to Gerald Fay was approved unanimously by the Board of Directors and by the shareholders at a Special Meeting of the Shareholders.

In accordance with the Special Meeting of the Shareholders, Joseph C. Passalaqua, Gary McHenry and Devon Nish resigned as Director and Officer of the Registrant and Gerald Fay was elected as a Director, and appointed as Chief Executive Officer of the Registrant, Gerald M. Healley was elected as a Director and appointed as Vice President and Chief Financial Officer, and Pat Scorzelli was elected as a Director, and appointed as Vice President and Chief Operating Officer of the Registrant.

Gerald Fay, has been in businessman for over 40 years running companies including logistics in the oil industry, energy sector, and medical technology.  As a Native American, he has worked with Native Americans to develop Dakota Native Energy Corporation which is dedicated to infrastructure and energy projects and a nationwide jobs program.  His has worked as a consultant for political leaders such as Vice President of the United States Nelson A. Rockefeller, medical leaders such as Elimer Gabrieli, the world's leader in medical informatics. He has served as a consultant for various businesses and has successfully funded many ventures.  Mr. Fay was invilved in the invention of a scholastic emergency medical identification packet collaborated with Dr. Gabrielli, an employee emergency medical identification program for General Electric proposed by the IUE.  He designed a comprehensive buyers program for the AF of L - CIO, the invention of the discount cards formerly called the Power Card Program.  Mr. Fay was CEO of both Bio-Science Organic Solutions LLC and GFT Company LLC and has a research agreement with Johns Hopkins University Bloomberg School of Public Health. Dr. Nirbhay Kumar, a professor at the Johns Hopkins, worked in an advisory capacity and was on staff with him in his North Dakota Company, Bio-Science Organic Solutions LLC.   Mr. Fay has extensive

Pat Scorzelli, in his capacity as President of Matrix Consulting Group, has served as a key advisor to multiple private and public companies on business, finance and legal matters over the past three decades. He has assisted both existing and start-up businesses in their efforts to realize their true corporate potential in a highly competitive environment. During this time he has held the titles of Chairman, CEO and President for such companies as US Global Nanospace, Inc., a publicly traded defense, nanotech and biotech company, 3G NanoSystems, Inc., a renewable energy development company, Scanbuy, Inc., a mobile barcode solutions company, International Wireless Communications, Inc., a wireless technology software developer, Qik Technology and TriGenex Corporation, both startup companies operating in the biotech industry and Barefoot Limited Partners, a $30M development and construction company. Mr. Scorzelli also serves as an advisor to SEC Attorneys, a private securities law firm that deals with business and securities issues. He also holds the position of Managing Partner for First Union Venture Group, a venture capital and merger and acquisition firm and also held a Managing Partner position with Harvard Capital Partners, a private equity, real estate development and investment firm.

    Mike Healey has been involved in the construction industry for over 30 years.  The past 15 years he has been working as a real estate developer.  For the past 17 years he has worked a commercial real estate broker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOLOG, INC.
(Registrant)

Date: April 21, 2015	By: /s/ GERALD FAY
Gerald Fay
Chief Executive Officer and
Director
(Duly Authorized Officer)